EXHIBIT 10.25
SETTLEMENT AND LICENSE AGREEMENT
     This SETTLEMENT AND LICENSE AGREEMENT (the “Agreement”) is entered into effective as of the 31st day of October 2005 (the “Effective Date”) by BioForm Medical, Inc., a Delaware corporation, and BioForm Medical Europe B.V., a Netherlands Corporation (together “BioForm”), Artes Medical USA, Inc., a Delaware corporation (“Artes”) and Dr. Martin Lemperle, a German national residing at *** Frankfurt am Main, Federal Republic of Germany (“Lemperle”).
     WHEREAS, the Parties are engaged in numerous Actions, as described more fully in Exhibit A; and,
     WHEREAS, the Parties wish to resolve, compromise and settle their differences on the terms and conditions set forth herein.
     THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
     1. Definitions.
          1.1 “Actions” shall mean the legal proceedings involving the Parties identified in Exhibit A hereto.
          1.2 “Affiliate” shall mean, with respect to any Party, any person or entity that, presently or in the future, directly or indirectly Controls, is Controlled by, or is under common Control with, such Party.
          1.3 “Control, Controlling, Controls or Controlled” shall mean the ownership, directly or indirectly, of at least fifty percent (50%) of the equity or voting ownership interests of an entity.

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          1.4 “Exclusively Licensed Product” shall mean any existing or future implant product containing particles which (i) are composed of any amount of calcium hydroxylapatite (“CaHA”) and (ii) have diameters between *** and *** microns. Exclusively Licensed Product may additionally contain a carrier or suspending agent of any composition.
          1.5 “Extension” shall have the meaning as set forth in Section 6.1.
          1.6 “Ex-U.S. Royalty Obligation Term” shall mean, with respect to a country other than the United States, the period beginning January l, 2005 and ending upon the earlier of (i) December 8, 2009 or (ii) the first date on which, in such country, there is no non-United States Licensed Patent In Force and having at least one claim having commensurate scope of coverage with any one of European Patent No. 0 406 375 B1 claims *** , dependent claim *** to the extent it depends from the foregoing claims, dependent claim *** to the extent it depends from the foregoing claims, and dependent claim *** to the extent it depends from the foregoing claims.
          1.7 “In Force” shall mean, with respect to a patent, having at least one claim that has neither expired, lapsed, been disclaimed, been permanently abandoned, nor been held invalid or otherwise unenforceable by a court, patent office or other governmental entity of competent jurisdiction.
          1.8 “Intellectual Property” or “Intellectual Property Rights” shall mean any and all patents, business processes, copyrights, data rights, trademarks, trade secrets, mask works, moral rights, know-how or any other proprietary right arising or enforceable under the laws of the United States, any other jurisdiction, or any bi-lateral or multi-lateral treaty regime, including any registrations, applications or renewals for the foregoing.
          1.9 “Lemperle License” shall mean the Exclusive License Agreement between Dr. Martin Lemperle, *** Frankfurt, Germany and the Company Bristol-Myers

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Squibb Company, 100 Headquarters Park Drive, Skillman, New Jersey 08558, United States of America, effective on or about February 10, 1997 and includes any and all amendments thereto.
          1.10 “License” shall have the meaning set forth in Section 3.1.1.2.
          1.11 “Licensed Patents” shall mean German Patent DE 38 41 401, United States Patent No. 5,344,452, European Patent No. 0 406 375 and all corresponding national patents in Austria (including Austrian Patent No. E119012), Belgium, France, Germany, Italy (including Italian Patent No. 20087/BE/95), Liechtenstein, Luxembourg, Netherlands, Spain, Sweden, Switzerland and United Kingdom, Brazil Patent No. PI8907235-9, Hong Kong Patent No. 1004519 and Singapore Patent Application No. 9790049-2; all patents or patent applications claiming priority to any of the foregoing; all divisionals, continuations and continuations-in-part based on any of the foregoing; all patents issuing from any of the foregoing patent applications; and all reissues, reexaminations, extensions and supplemental protection certificates resulting from any of the foregoing,
          1.12 “Licensed Product” shall mean any and all Exclusively Licensed Products and Non-Exclusively Licensed Products.
          1.13 “Manufacturing Sublicensee” shall mean a Third Party having a written sublicense under Section 11 from BioForm that (i) manufactures Sublicensed Products, or (ii) sells to Third Parties Sublicensed Products not obtained from BioForm or its Affiliates.
          1.14 “Pass-Through Royalty Resort” shall have the meaning as set forth in Section 11.3.2.
          1.15 “Net Sales” shall mean, with respect to the sale of any Licensed Products to any Third Party, the invoice price of such Licensed Products billed to such Third Party, less, as calculated according to generally accepted accounting principles, (i) credits, allowances, discounts and rebates to and chargebacks for the account of such Third Party, and which are actually taken, for such Licensed Products; (ii) freight and insurance charges invoiced for transporting such Licensed Products to such Third Party; (iii) sales, value-added and other direct taxes incurred; and (iv) customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of such Licensed Product. In the event that a Licensed Product is sold as part of a kit (e.g., an implant product plus a needle or other delivery device) or otherwise in combination with another product (“Licensed Product Kit”), then the invoice price and the above-listed deductions (i)-(iv) for the Licensed Product in the Licensed Product Kit shall be calculated by multiplying such invoice price less such deductions times the ratio A/(A+B) where A is the list price of the Licensed Product and B is the list price(s) of the other product(s) in the Licensed Product Kit.
          1.16 “Non-Exclusively Licensed Product” shall mean any existing or future implant product which (i) is not an Exclusively Licensed Product, (ii) contains non-polymeric particles having diameters between *** and *** microns, and (iii) is covered by a Valid Claim of a Licensed Patent. Non-Exclusively Licensed Product may additionally contain a carrier or suspending agent of any composition.
          1.17 “Party” shall mean BioForm, Artes or Lemperle, and when used in the plural shall mean all three of them.
          1.18 “Pass-Through Royalty” shall have the meaning set forth in Section 11.3.1.
          1.19 “Past Royalty” shall have the meaning set forth in Section 5.
          1.20 “Past Royalty Report” shall have the meaning set forth in Section 5.
          1.21 “Records” shall have the meaning set forth in Section 7.
          1.22 “Royalty” shall mean any of the Past Royalty, the Technology Access Fee, the Technology Transfer Fee or any Running Royalty or Pass-Through Royalty.

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          1.23 “Royalty Base” shall have the meaning set forth in Section 6.1.
          1.24 “Running Royalty” shall have the meaning set forth in Section 6.1.
          1.25 “Sale/Merger Event” shall mean the closing of (i) a sale or transfer of all or substantially all of BioForm’s business assets related to Licensed Products including the License to a Third Party, (ii) the acquisition after the Effective Date by a Third Party of a Controlling interest in BioForm, or (iii) the merger or combination of BioForm with a Third party in which the resulting entity is not Controlled by BioForm or the shareholders of BioForm immediately before the merger or combination.
          1.26 “Sublicense Royalty Base” shall have the meaning set forth in Section 11.3.1.
          1.27 “Sublicensed Product” shall mean any Licensed Product which does not contain any polymethylmethacrylate (“PMMA”) and which does not contain substantially spherical particles (a) having diameters between *** and *** microns and (b) containing (i) solid polymeric materials, (ii) permanent, non-polymeric materials other than (x) CaHA or (y) other calcium phosphate materials, such that the particles do not degrade in the body, or (iii) a polymeric material which is not derived from the carrier or other non-particulate component of the implant product. Notwithstanding the foregoing, a Sublicensed Product may additionally contain a carrier or suspending agent of any composition including polymers (such as hyaluronic acid and/or carboxymethylcellulose) and materials which may form non-spherical solids.
          1.28 “Technology Access Fee” shall have the meaning set forth in Section 4.
          1.29 “Technology Transfer Fee” shall have the meaning set forth in Section 9.
          1.30 “Third Pares” shall mean any person or entity not a Party or an Affiliate of a Party.

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          1.31 “U.S. Royalty Obligation Term” shall mean the period commencing on January 1, 2005 and ending upon the earlier of (i) September 5, 2011 or (ii) the first date on which there is no United States Licensed Patent In Force and having at least one claim having commensurate scope of coverage with any one of United States Patent No. 5,344,452 claims *** .
          1.32 “Valid Claim” shall mean a claim in any patent In Force which has not been disclaimed, revoked, held invalid, or otherwise declared unenforceable by a court, patent office or other governmental entity of competent jurisdiction.
     2. Termination of Lemperle License. The Parties agree that the Lemperle License is terminated, has no force and effect, and all rights, remedies, and obligations set forth therein are null and void.
     3. License Grant to BioForm.
          3.1 License Grant.
               3.1.1 From Artes.
                    3.1.1.1 Artes hereby grants to BioForm an exclusive (including as to Artes and Lemperle), irrevocable, perpetual, world-wide, royalty-bearing license under the Licensed Patents to make, have made, use, offer for sale, sell and import Exclusively Licensed Products for any purpose whatsoever.
                    3.1.1.2 Artes hereby grants to BioForm a non-exclusive, irrevocable, perpetual, world-wide, royalty-bearing license under the Licensed Patents to make, have made, use, offer for sale, sell and import Non-Exclusively Licensed Products for any purpose whatsoever (together with the license granted in Section 3.1.1.1, the “License”).

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               3.1.2 From Lemperle.
                    3.1.2.1 Lemperle, to the extent that Lemperle holds any right or interest in the Licensed Patents, hereby grants to BioForm an exclusive (including as to Artes and Lemperle), irrevocable, perpetual, world-wide, royalty-bearing to Artes, paid-up as to Lemperle license under the Licensed Patents to make, have made, use, offer for sale, sell and import Exclusively Licensed Products for any purpose whatsoever.
                    3.1.2.2 Lemperle, to the extent that Lemperle holds any right or interest in the Licensed Patents, hereby grants to BioForm a non-exclusive, irrevocable, perpetual, world-wide, royalty-bearing to Artes, paid-up as to Lemperle license under the Licensed Patents to make, have made, use, offer for sale, sell and import Non-Exclusively Licensed Products for any purpose whatsoever.
          3.2 Future Products of BioForm. Upon notice by Artes to BioForm inquiring whether a specific product commercialized by BioForm is a Licensed Product, BioForm shall within thirty (30) calendar days provide a written response affirming or denying whether such product is a Licensed Product.
          3.3 Sublicenses. BioForm shall have the right to grant sublicenses under the terms and conditions set forth in Section 11 of this Agreement.
     4. Technology Access Fee. Within ten (10) business days after the Effective Date, BioForm shall pay the sum of Two Million U.S. Dollars (US $2,000,000) to Artes (the “Technology Access Fee”). The Technology Access Fee shall be paid in immediately available funds via wire transfer to a bank in the United States for the account of Artes as set forth in Exhibit C.
     5. Past Royalty. Within (10) business days after the Effective Date, BioForm shall pay Artes a royalty (the “Past Royalty”) of (i) ***% of BioForm’s Net Sales of Licensed

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Products in all countries where Licensed Patents were In Force during the calendar years 2003 and 2004, less (ii) *** U.S. Dollars (US $***), and shall at that time submit to Artes a true, accurate and complete report, signed by an officer or manager of BioForm, containing the following information: the aggregate amount of its royalty-bearing Net Sales for that two year period; the names of the countries in which such Net Sales occurred; and, the names of the Licensed Products sold (the “Past Royalty Report”). To the extent that the Past Royalty comprises Net Sales in foreign currencies, the amount of such Net Sales shall be converted into U.S. dollars at the exchange rate which BioForm used for converting non-U.S. dollar denominated sales to U.S. dollars in the ordinary course of closing its books for its June 2005 fiscal year end. The Past Royalty shall be paid in immediately available funds via wire transfer to a bank in the United States for the account of Artes as set forth in Exhibit C.
     6. Running Royalty.
          6.1 For Net Sales during the calendar year 2005 and following, BioForm will pay to Artes a royalty of ***% of the Royalty Base for each calendar year (“Running Royalty”). The “Royalty Base” for a calendar year shall be BioForm and its Affiliate’s Net Sales in such calendar year of Licensed Products which use either (i) sold to Third Parties in the U.S. prior to the end of the U.S. Royalty Obligation Term, or (ii) sold prior to the end of the applicable Ex-U.S. Royalty Obligation Term to Third Parties outside the U.S. in countries where a Licensed Patent is In Force. In the event that a patent term extension or supplemental protection certificate is granted in a country with respect to a Licensed Patent (“Extension”), then the term for which sales are included in the Royalty Base will be extended in the applicable country until the Extension expires, but only as to sales of Licensed Products that are (i) within the scope of rights derived from such Extension and (ii) sold for uses covered by such Extension. If the

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Parties are not able to agree on the extent, if any, to which the Licensed Products sold are covered by such Extension, they will resolve their disagreement in the manner set forth in Section 24.
          6.2 If a Sale/Merger Event occurs after the Effective Date, the Running Royalty in the year of the Sale/Merger Event and each calendar year thereafter shall be (i) the ***% royalty set forth in Subsection 6.1, plus (ii) an amount equal to ***% of that portion of the Royalty Base which is in excess of $*** U.S. dollars (US $***) in the calendar year; provided however, the Running Royalty on Net Sales occurring before the Sale/Merger Event shall be no more than ***%. Notwithstanding the foregoing, in the event of a Sale/Merger Event, the Parties agree that any entity which acquires or merges with BioForm shall have (i) no Running Royalty obligation with respect to sales of any products which are sold for uses other than soft tissue augmentation (e.g., wrinkle-filling and sphincter augmentation) (“Unrelated Products”), and (ii) no obligation under the covenant of Section 18.9 with respect to such Unrelated Products. For the avoidance of doubt, Unrelated Products (i) shall include dental products and orthopedic products such as hip implants and bone graft, putty, or paste materials, but, notwithstanding the foregoing, (ii) shall not include Licensed Products which have been sold by BioForm prior to the Sale/Merger Event.
          6.3 BioForm shall pay the Running Royalty for a calendar year within *** calendar days after the end of that year, and shall at that time submit to Artes a true, accurate and complete report, signed by an officer or manager of BioForm, containing the following information: the total amount of its royalty-bearing Net Sales for the year; the names of the countries in which such Net Sales occurred; and, the names of the Licensed Products sold during the year (the “Royalty Report”). To the extent that the Running Royalty comprises Net

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Sales in foreign currencies, the amount of such Net Sales shall be converted into U.S. dollars at the exchange rate which BioForm uses for converting non-U.S. dollar denominated sales to U.S. dollars in the ordinary course of closing its books. Running Royalty payments will be made in immediately available funds via wire transfer to a bank in the United States for the account of Artes as set forth in Exhibit C.
          6.4 In no instance shall Artes be entitled (i) to collect a royalty for a sale of a unit of a Licensed Product following a prior royalty-bearing sale of such unit or (ii) to collect both a Running Royalty and a Pass-Through Royalty with respect to a single sale or multiple sales of the same unit of a Licensed Product.
     7. Records. BioForm and its Affiliates shall retain true, accurate and complete books, records and other documents relating to Net Sales in sufficient detail to enable an independent auditor to verify a Royalty due and payable hereunder (“Records”) for two (2) years following the date such Royalty is due.
     8. Audits. Within twelve (12) months following the date that the Past Royalty or any Running Royalty is due, Artes shall have the right upon fourteen (14) calendar days notice and through an independent auditor of its choosing to audit the Records for the purpose of determining the accuracy of such Royalty payment. Artes may not choose an auditor with whore it has any other relationship. For purposes of such an audit, BioForm and its Affiliates shall cooperate with Artes’ auditor by providing access during regular business hours to the Records. The auditor must keep confidential the information in the Records reviewed in the course of the audit and the auditor may not disclose to Artes any information other than that required to be disclosed in the Royalty Report or Past Royalty Report and the amount of such Royalty which is due or was overpaid, if any. In addition, Artes’ auditor shall provide BioForm notice of the results of its audit and all information in the Records disclosed to Artes. In the event that such audit reveals underpayment or overpayment, payment or refund (whichever is called for), including interest at the rate of ***% per month on any such unpaid or overpaid amount, shall be made within *** calendar days of such notice. The cost for such an audit shall be at Artes’ sole expense, unless the audit shows an underpayment of more than *** percent (***%) of the total Royalties under audit, in which case BioForm shall bear the reasonable costs of the audit. If there is a disagreement between the Parties regarding the auditor’s determination of the amount of royalties due for a relevant royalty period, then the Parties shall resolve their disagreement in the manner set forth in Section 24.
     9. Technology Transfer Fee. In the event a Sale/Merger Event occurs prior to October 20, 2006, BioForm shall pay the sum of Two Million U.S. Dollars (US $2,000,000) to Artes (the “Technology Transfer Fee”). The Technology Transfer Fee shall be paid within ten (10) business days following such Sale/Merger Event in immediately available funds via wire transfer to a bank in the United States for the account of Artes as set forth in Exhibit C.
     10. Marketing. Beginning no later than one hundred eighty (180) calendar days after the Effective Date, BioForm shall mark those Licensed Products which it manufactures or acquires in finished form from Third Parties in accordance with applicable patent marking laws on the packaging, product inserts or the products themselves with the number(s) of the Licensed Patents In Force in the country in which the Licensed Products are sold. The obligation to mark Licensed Products sold in any specific country shall continue in that country only so long as sales of such Licensed Product create a Running Royalty obligation. The marking obligation imposed by this Section 10 shall be satisfied if Licensed Products are marked with (i) the number(s) of all United States Licensed Patents In Force and (ii) the phrase (or one substantially similar to) “and foreign counterpart patents.”

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     11. Sublicense.
          11.1 BioForm shall have the right to grant sublicenses under the Licensed Patents to make, have made, use, offer for sale, sell and import Sublicensed Products for any purpose whatsoever (“Sublicenses”).
          11.2 Within thirty (30) calendar days of the granting of a Sublicense to a Manufacturing Sublicense, BioForm shall provide Artes with notice of the identity of such Manufacturing Sublicense and, upon subsequent written request by Artes, copies of the pages of such Sublicense containing the cover page, signatures, and the provisions required by Section 11.3 but redacted to remove all other provisions.
          11.3 All Sublicenses to a Manufacturing Sublicensee shall be in writing and contain the following requirements:
               11.3.1 That the Manufacturing Sublicensee shall pay directly to Artes a royalty of ***% of its Sublicense Royalty Base for each calendar year, beginning with the year in which the Sublicense is granted (“Pass-Through Royalty”). The “Sublicense Royalty Base,” with respect to a Manufacturing Sublicensee, shall be such Manufacturing Sublicensee’s Net Sales in such calendar year of Sublicensed Products not obtained from BioForm or its Affiliates and either (i) sold to Third Parties in the U.S. prior to the end of the U.S. Royalty Obligation Term or (ii) sold to Third Parties outside the U.S. in countries where a Licensed Patent is In Force and prior to the end of the applicable Ex-U.S. Royalty Obligation Term. In the event that an Extension is granted, then the term for which sales are included in the Sublicense Royalty Base will be extended in the applicable country until the Extension expires, but only as to sales of Sublicensed Products that are (i) within the scope of rights derived from such Extension and (ii) sold for uses covered by such Extension. If the Manufacturing Sublicensee, BioForm and

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Artes are not able to agree on the extent, if any, to which the Sublicensed Products sold by such Manufacturing Sublicensee are covered by such Extension, they shall resolve their disagreement by the dispute resolution provision set forth in Section 11.3.6.
               11.3.2 That the Manufacturing Sublicensee shall pay the Pass-Through Royalty for a calendar year within *** calendar days after the end of that year, and shall at that time submit to Artes a true, accurate and complete report, signed by an officer or manager of such Manufacturing Sublicensee, containing the following information: the total amount of its royalty-bearing Net Sales for the year; the names of the countries in which such Net Sales occurred; and, the names of the Sublicensed Products which it sold (the “Pass-Through Royalty Report”). To the extent that the Pass-Through Royalty comprises Net Sales in foreign currencies, the amount of such Net Sales shall be converted into U.S. dollars at the exchange rate which the Manufacturing Sublicensee uses for converting non-U.S. dollar denominated sales to U.S. dollars in the ordinary course of closing its books. The Manufacturing Sublicensee Royalty will be paid in immediately available funds via wire transfer to a bank in the United States for the account of Artes as set forth in Exhibit C.
               11.3.3 That the Manufacturing Sublicensee shall retain true, accurate and complete books, records and other documents relating to its Net Sales in sufficient detail to enable an independent auditor to verify a Pass-Through Royalty due and payable hereunder (“Manufacturing Sublicensee’s Records”) for two (2) years following the date such Royalty is due.
               11.3.4 That within twelve (12) months following the date that a Pass-Through Royalty is due, Artes shall have the right upon fourteen (14) calendar days notice to the Manufacturing Sublicensee and BioForm and through an independent auditor of its choosing to

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audit the Manufacturing Sublicensee’s Records for the purpose of determining the accuracy of such Pass-Through Royalty payment. Artes may not choose an auditor with whom it has any other relationship. For purposes of such an audit, the Manufacturing Sublicensee will cooperate with Artes’ auditor by providing access during regular business hours to the Manufacturing Sublicensee’s Records. The auditor must keep confidential the information in the Manufacturing Sublicensee’s Records reviewed in the course of the audit and the auditor may not disclose to Artes any information other than that required to be disclosed in the Pass-Through Royalty Report and the amount of such Pass-Through Royalty which is due or was overpaid, if any. In addition, Artes’ auditor shall provide the Manufacturing Sublicensee and BioForm notice of the results of its audit and all information in the Manufacturing Sublicensee’s Records disclosed to Artes. In the event that such audit reveals underpayment or overpayment, the payment or refund (whichever is called for), including interest at the rate of ***% per month on any such unpaid or overpaid amount, shall be made within           ***           calendar days of such notice. The cost for such an audit shall be at Artes’ sole expense, unless the audit shows an underpayment of more than *** percent (***%) of the total Royalties under audit, in which case the Manufacturing Sublicensee shall bear the reasonable costs of the audit. If there is a disagreement between the Manufacturing Sublicensee, BioForm and Artes regarding the auditor’s determination of the amount of royalties due for a relevant royalty period, then they shall resolve their disagreement by the dispute resolution provision set forth in Section 11.3.6.
               11.3.5 That the Manufacturing Sublicensee shall mark Sublicensed Products which it manufactures in accordance with applicable patent marking laws on the packaging, product inserts or the products themselves with the number(s) of the Licensed Patents In Force in the country in which the Sublicensed Products are sold. The obligation to mark

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Sublicensed Products sold in any specific country shall continue in that country only so long as sales of such Sublicensed Product create a Pass-Through Royalty obligation. The marking obligation imposed by this Section 11.3.5 shall be satisfied if Sublicensed Products are marked with (i) the number(s) of all United States Licensed Patents In Force and (ii) the phrase (or one substantially similar to) “and foreign counterpart patents.”
               11.3.6 That disputes between the Manufacturing Sublicensee and Artes shall be resolved through binding arbitration according to a procedure equivalent to that set forth in Section 24.
               11.3.7 That the Manufacturing Sublicensee acknowledges the validity and enforceability of the Licensed Patents except that if the Manufacturing Sublicensee or its Affiliate is hereafter sued for infringement of any Licensed Patent then such acknowledgement will be void and inadmissible as if it had never been made.
          11.4 In the event that a Manufacturing Sublicensee fails to pay a Pass-Through Royalty due to Artes, BioForm shall make such payment to Artes within *** calendar days of receipt of notice from Artes of the deficiency in payment.
     12. Infringement and Litigation.
          12.1 Royalty Reduction During Periods of Third Party Infringement. BioForm may provide notice to Artes of any unlicensed sale of an implant product containing CaHA particles with diameters between *** and *** microns in a country in which a Licensed Patent is In Force by a Third Party with whom BioForm does not have a contractual relationship (“Infringement”) whereupon the royalty obligation pursuant to Sections 6 and 11 shall be reduced by ***% for all sales occurring *** calendar days after such notice in the countries in which the Infringement is occurring. Thereafter, (i) if Artes asserts a Licensed

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Patent against the Third Party infringer, and any such action results in stopping such Infringement, then the royalty reduction described in this Section 12.1 shall not apply to royalty bearing sales made after such Infringement ceases, (ii) if BioForm asserts only a Licensed Patent against the Third Party infringer, and any such action results in stopping such Infringement, then the royalty reduction described in this Section 12.1 shall not apply to royalty bearing sales made after such Infringement ceases, or (iii) if BioForm asserts both a Licensed Patent and any BioForm Intellectual Property against the Third Party infringer, and any such action results in stopping such Infringement, then the royalty reduction described in this Section 12.1 shall be reduced by half (i.e., the royalty reduction shall be ***%) with respect to royalty bearing sales made after such Infringement ceases.
     12.2 Enforcement by Artes. Artes may bring suit at its own expense and for its own benefit in an effort to stop the Infringement, and Artes shall retain any and all damages, including damages for harm to sales of BioForm, its Affiliates, or its sublicensees that are obtained by Artes in the course of its efforts to stop such Infringement. BioForm agrees to provide reasonable cooperation and assistance to Artes in connection with any such enforcement action, including providing information about the infringing product, joining such action if necessary, and, upon Notice to BioForm during the ninety-day period (and thereafter as reasonably necessary), providing to Artes a report of its sales of Licensed Products in all countries where BioForm has provided Notice that Infringement is occurring.
     12.3 Enforcement by BioForm.
          12.3.1 If at the time of or subsequent to a notice of an Infringement in the United States any of the following events has occurred: (i) the filing by Artes of a petition in bankruptcy, reorganization or similar proceeding, or, if such a petition is filed against it, such

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petition is not dismissed within ninety (90) days, (ii) the discontinuation of Artes’ business, (iii) a receiver is appointed or there is an assignment for the benefit of Artes’ creditors, or (iv) a custodian, receiver or trustee is appointed for Artes or a substantial portion of its business or assets, then BioForm, at its own expense and for its own benefit, may enforce and defend the Licensed Patents in the United States and Artes shall cooperate and assist BioForm with any such action, including joining such action if necessary for purposes of standing; provided however, that the outcome of any such action shall not decrease the U.S. Royalty Obligation Term, even in the event any or all of the claims of the applicable Licensed Patent are declared invalid or unenforceable.
          12.3.2 In the event of an Infringement outside the United States and Artes does not commence an infringement action to stop such Infringement within ninety (90) days of receipt of notice of such Infringement and continue to prosecute diligently such action thereafter, BioForm, at its own expense and for its own benefit, may enforce and defend the Licensed Patents against the parties responsible for such Infringement and Artes shall provide reasonable cooperation and assistance to BioForm in connection with any such action, including joining such action if necessary; provided however, that the outcome of any such action brought by BioForm shall not decrease the Ex-U.S. Royalty Obligation Term, even in the event any or all of the claims of the applicable Licensed Patent are declared invalid or unenforceable, and BioForm shall retain any damages, including damages for harm to sales of BioForm, its Affiliates, or its Sublicensees that are obtained by BioForm in the course of its efforts to stop such Infringement.
     13. Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. This Agreement may be assigned by BioForm to any BioForm Affiliate, or any Third Party that purchases or acquires by other means all or substantially all of BioForm’s business assets related to Licensed Products, or as a result of a Sale/Merger Event. This Agreement may be assigned by Artes to any Artes Affiliate, or any Third Party that purchases or acquires by other means all or substantially all of Artes’ business assets related to its implant business and to the Licensed Patents or as a result of a merger of Artes with a Third Party. Upon any assignment, the assigning Party shall provide notice thereof to the other Parties within fourteen (l4) calendar days. Any purported assignment of this Agreement in violation of this Section 13 shall be null and void and of no effect.
     14. Releases of Claims.
          14.1 Artes’ Release of Claims Against BioForm. As of the Effective Date, Artes, on behalf of itself, its predecessors, successors, Affiliates, assigns and all past and present related or affiliated persons or entities, and all of their respective past and present directors, managers, officers, agents, employees, attorneys, insurers, successors and assigns (the “Artes Releasors”), acknowledges complete satisfaction of, and hereby releases, absolves and absolutely and forever discharges BioForm and all of its past and present parents, subsidiaries, directors, managers, officers, partners, shareholders, agents, employees, attorneys, insurers, customers, distributors, and predecessors (the “BioForm Releases”), separately and collectively, from, any and all manner of action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, attorney fees and other costs and expenses, whether now known or unknown, suspected or unsuspected, contingent or fixed, at law or in equity, which the Artes Releasors ever had, now have or hereinafter can, shall or may claim to have against the BioForm Releasees, and which arose or occurred from the beginning of time to the Effective Date (the “Artes Released Claims”). Additionally, the Artes Releasors hereby release, absolve and absolutely and forever discharge BioForm’s future parents, subsidiaries, successors and assigns, separately and collectively, from the Artes Released Claims.
          14.2 BioForm’s Release of Claims Against Artes. As of the Effective Date, BioForm, on behalf of itself, its predecessors, successors, Affiliates, assigns and all past and present related or affiliated persons or entities, and all of their respective past and present directors, managers, officers, agents, employees, attorneys, insurers, successors and assigns (the “BioForm Releasors”) acknowledges complete satisfaction of, and hereby releases, absolves and absolutely and forever discharges Artes and all of its past and present parents, subsidiaries, directors, managers, officers, partners, shareholders, agents, employees, attorneys, insurers, customers, distributors, and predecessors (the “Artes Releasees”), separately and collectively, from, any and all manner of action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, attorney fees and other costs and expenses, whether now known or unknown, suspected or unsuspected, contingent or fixed, at law or in equity, which the BioForm Releasors ever had, now have or hereinafter can, shall or may claim to have against the Artes Releases, and which arose or occurred from the beginning of time to the Effective Date (the “BioForm Released Claims Against Artes”). Additionally, the BioForm Releasors hereby release, absolve and absolutely and forever discharge Artes’ future parents, subsidiaries, successors and assigns, separately and collectively, from the BioForm Released Claims Against Artes.
          14.3 Lemperle’s Release of Claims Against BioForm. As of the Effective Date, Lemperle, on behalf of himself, and all of his agents, employees, attorneys, insurers, legal representatives, heirs, executors, successors and assigns (the “Lemperle Releasors”), acknowledges complete satisfaction of, and hereby releases, absolves and absolutely and forever discharges the BioForm Releasees, separately and collectively, from, any and all manner of action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, attorney fees and other costs and expenses, whether now known or unknown, suspected or unsuspected, contingent or fixed, at law or in equity, which the Lemperle Releasors ever had, now have or hereinafter can, shall or may claim to have against the BioForm Releasees, and which arose or occurred from the beginning of time to the

Effective Date (“Lemperle’s Released Claims”). Additionally, the Lemperle Releasors hereby release, absolve and absolutely and forever discharge BioForm’s future parents, subsidiaries, successors and assigns, separately and collectively, from the Lemperle Released Claims.
          14.4 BioForm’s Release of Claims Against Lemperle. As of the Effective Date, the BioForm Releasors, acknowledge complete satisfaction of, and hereby release, absolve and absolutely and forever discharge Lemperle and all of his agents, employees, attorneys, insurers, legal representatives, heirs, executors, customers, distributors, successors and assigns (the “Lemperle Releasees”), separately and collectively, from, any and all manner of action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, attorney fees and other costs and expenses, whether now known or unknown, suspected or unsuspected, contingent or fixed, at law or in equity, which the BioForm Releasors ever had, now have or hereinafter can, shall or may claim to have against the Lemperle Releasees, and which arose or occurred from the beginning of time to the Effective Date (the “BioForm Released Claims Against Lemperle”). Additionally, the BioForm Releasors hereby release, absolve and absolutely and forever discharge Lemperle’s future parents, subsidiaries, successors and assigns, separately and collectively, from the BioForm Released Claims Against Lemperle.
     15. Covenant Not to Sue.
          l5.1 Other than to enforce this Agreement, Artes and Lemperle covenant (i) not to sue BioForm, its Affiliates, officers, directors, employees and agents with respect to any conduct occurring before the Effective Date and (ii) not to sue BioForm, its Affiliates, officers, directors, employees, agents, customers and distributors with respect to any claim arising out of any activity with respect to any of BioForm’s Exclusively Licensed Products during the term of the License.

          15.2 Other than to enforce this Agreement, BioForm covenants (i) not to sue Lemperle, Artes or its Affiliates, officers, directors, employees and agents with respect to my conduct occurring before the Effective Date and (ii) not to sue Lemperle, Artes or its Affiliates, officers, directors, employees, agents, customers and distributors with respect to any claim arising out of any activity with respect to any of Artes’ existing or future implant products containing PMMA particles having diameters between *** and *** microns in a collagen carrier that is sold or manufactured by Artes during the term of the License, including, but not limited to, ArteFill® in its current composition as of the Effective Date.
     16. Waiver of Unknown Claims. Each Party acknowledges that there is a risk that subsequent to the execution of this Agreement it may discover, incur, suffer or sustain injury, loss, damage, costs, attorneys’ fees, expenses or any of these, which are in some way caused by or connected with its respective claims released in Sections 14.1-14.4, and which at the Effective Date (i) exist but are unknown and unanticipated at the time this Agreement is signed, or (ii) are not presently capable of being ascertained; and, further, that there is a risk that such damages as are known at the Effective Date may become more serious than any Party now expects or anticipates. Nevertheless, each Party acknowledges that this Agreement has been negotiated and agreed upon in light of that realization, and each Party hereby expressly waives any rights it may have relating to its respective released claims, whether material or immaterial, suspected or unsuspected, known or unknown. In so doing, each Party has had the benefit of counsel, and has been advised of, understands, and knowingly and specifically waives its rights under any rule or law holding that any release as contained in this Agreement does not extend to claims covered by that release which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by the releasor must have materially affected his

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settlement with the debtor, including California Civil Code section 1542, which provides as follows:
A general release does not extend to the claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
     17. Cooperation. Each Party agrees to cooperate fully with the other Parties and to take all additional actions that may be necessary or appropriate to give full force to the provisions and intent of this Agreement and that are not inconsistent with its provisions.
          17.1 Dismissal of Actions. Each Party shall dismiss with prejudice and withdraw each and all of its claims in all of the Actions and shall file all necessary documents to effect such dismissals and withdrawals, with each Party to bear its own costs, as follows:
               17.1.1 Within five (5) business days after the Effective Date, Artes shall deliver to BioForm the fully executed papers necessary to dismiss with prejudice and withdraw S.D. Cal. Case No. 04-CV-1563 B (JFS).
               17.1.2 Within five (5) business days after the Effective Date, Artes and Lemperle shall deliver to BioForm the fully executed papers necessary to dismiss with prejudice and withdraw Regional Court (Landgericht) D-60256 Frankfurt Am Main Case No. 2 06 O 515/04.
               17.1.3 Within five (5) business days after the Effective Date, Lemperle shall deliver to BioForm the fully executed papers necessary to dismiss with prejudice and withdraw Regional Court (Landgericht) D-60256 Frankfurt Am Main Case No. 2-06 O 505/04.
               17.1.4 BioForm’s counsel shall hold the papers delivered pursuant to Sections 17.1.1, 17.1.2, and 17.1.3 and file them with the appropriate court only after confirming that the transferor bank has made the wire transfers of the Technology Access Fee and the Past Royalty pursuant to Sections 4 and 5.

               17.1.5 Within ten (10) business days after the Effective Date, BioForm shall file the papers necessary to dismiss with prejudice and withdraw:
                    17.1.5.1 San Diego Superior Case No. GIC-808958;
                    17.1.5.2 San Diego Superior Case No. GIC-812596;
                    17.1.5.3 Regional Court (Landgericht) D-60256 Frankfurt Am Main Case No. 2-06 O 549/04;
                    17.1.5.4 Its counterclaims in S.D. Cal. Case No. 04-CV-1563 B (JS);
                    17.1.5.5 Its counterclaims in Regional Court (Landgericht) D-60256 Frankfurt Am Main Case No. 2-06 O 515/04; and,
                    17.1.5.6 Case No 4 Ni 31/05 (EU), Federal Patent Court, Munich.
          17.2 Consent Regarding Dismissal and Withdrawal. To the extent a Party’s consent is necessary for another Party’s dismissal or withdrawal of one of the Actions (for example, where consent is required by the court), such consent shall be provided upon reasonable notice.
     18. Representations and Warranties.
          18.1 Litigation. Each Party represents and warrants that it is not participating or assisting in any litigation, action or proceeding involving the other Parties, other than those identified above in Section 17.1.
          18.2 Valid, Binding Agreement. Each Party represents and warrants that this Agreement constitutes a legal, valid and binding obligation on it, enforceable against it in accordance with the Agreement’s terms.

          18.3 Non-Transfer of Rights or Interests. Each Party represents and warrants that it has not transferred or assigned, by operation of law or otherwise, any right to or interest in any of its respective Released Claims.
          18.4 Radiesse™ and Coaptite®. BioForm represents and warrants that, with the exception of Radiesse™ Voice Gel, the implant products it markets as of the Effective Date and has previously marketed under the tradenames Radiance, Radiance FN, Aria, Radiesse™ and Coaptite® contain CaHA particles with diameters between *** and *** microns.
          18.5 Licensed Patents. Lemperle, to his personal knowledge at the time of the patent purchase agreement between Artes and Lemperle in July 2004, and Artes represent and warrant that the Licensed Patents are In Force only in the following countries: Austria, Belgium, France, Germany, Hong Kong, Italy, Liechtenstein, Luxembourg, Netherlands, Singapore, Spain, Sweden, Switzerland, United Kingdom and the United States. Artes covenants to give notice promptly to BioForm in the event that any Licensed Patent is issued, granted, re-examined, reissued, or extended after the Effective Date.
          18.6 Third Party Infringement. BioForm represents and warrants that to its knowledge there is no current Third Party Infringement of the Licensed Patents in any of the following countries: Austria, Belgium, France, Germany, Hong Kong, Italy, Liechtenstein, Luxembourg, Netherlands, Singapore, Spain, Sweden, Switzerland, United Kingdom and the United States.
          18.7 Assignment of Licensed Patents. Artes hereby covenants that it will not transfer, assign or convey any right, title or interest to the Licensed Patents to Lemperle or any Third Party (“Licensed Patent Assignment”) without such party assuming the obligations of the

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Agreement, and that Artes shall provide notice within fourteen (“14”) calendar days to BioForm of such Licensed Patent Assignment.
          18.8 Coverage of Licensed Patents. Artes represents and warrants that to its knowledge and belief the Licensed Patents cover Exclusively Licensed Products and hereby covenants that it will never take a contrary position.
          18.9 Composition of Licensed Products. BioForm represents, warrants, and covenants that it will not make, have made, use, offer for sale, sell or import, in any country where a Licensed Patent is In Force, a Licensed Product which contains any PMMA or contains substantially spherical particles with diameters between *** and *** microns and which particles contain (i) solid polymeric materials, (ii) permanent non-polymeric materials other than (x) CaHA or (y) other calcium phosphate materials, such that the particles do not degrade in the body, or (iii) a polymeric material which is not derived from the carrier or other non-particulate component of the implant product (collectively, “Polymeric Products”). Notwithstanding the foregoing, the covenant of this Section 18.9 shall not prevent BioForm from including in a Licensed Product a carrier or suspending agent of any composition, including polymers (such as hyaluronic acid and/or carboxymethylcellulose (“CMC”)) and materials which may form non-spherical solids. Notwithstanding the foregoing, the covenant of this section 18.9 shall not apply to the Polymeric Products of any entity which acquires or merges with BioForm to the extent that such Polymeric Products have been manufactured for commercial sale or sold in a country where a Licensed Patent is In Force before the date of the applicable Sale/Merger Event, but the entity resulting from such Sale/Merger Event shall not have any right or license under the Licensed Patents pursuant to Section 3.1 or otherwise to make, have made, use, offer for sale, sell or import such Polymeric Products.

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          18.10 Exclusion of Warranties. Nothing in this Agreement shall be construed as a representation made, or warranty given, by Artes that any Licensed Patent is or will be valid or the use of the Licensed Patents as licensed hereunder will not infringe upon any Third Party’s Intellectual Property Rights or any other right. Artes hereby disclaims any warranty, expressed or implied, as to any Licensed Product sold or placed in commerce by or on behalf of BioForm, its Affiliates or Sublicensees.
          18.11 Authority; Consents.
               18.11.1 Each Party represents and warrants that it has obtained any and all consents or approvals that are necessary for it to enter into this Agreement and that it has full and complete authority to enter into this Agreement.
               18.11.2 Each Party represents and warrants that the person signing this Agreement on its behalf has the full and complete authority to do so
               18.11.3 Artes represents and warrants that Artes is the sole owner of the Licensed Patents and Artes has the sole and exclusive authority to grant the License under this Agreement.
               18.11.4 Lemperle represents and warrants that (i) he has validly and legally transferred his entire ownership interest in all of the Licensed Patents to Artes in July 2004, (ii) he has no further rights or interest in any of the Licensed Patents, and (iii) to his personal knowledge at the time of the patent purchase agreement between Artes and Lemperle in July 2004, Artes is the sole owner of the Licensed Patents and Artes has the sole and exclusive authority to grant the License under this Agreement.
          18.12 Advice of Counsel. Each Party represents and warrants that it has been fully advised by its attorneys about its rights and obligations with respect to the execution of this Agreement.

          18.13 Representations. BioForm, Artes, and Lemperle each acknowledge that no Party nor any agent or attorney thereof, has made any promise, representation or warranty whatsoever, express or implied, written or oral, not contained herein concerning the subject matter hereof to induce it to execute this Agreement, and each acknowledges that it has not executed this Agreement in reliance upon any promise, representation or warranty not contained herein. Each of the Parties further acknowledges that its execution of this Agreement is based upon independent investigation of the facts and is not based upon any representation not contained herein.
          18.14 No Admissions of Infringement. In the event of any arbitration or litigation involving any of the Parties, neither the existence of, nor any provision of, nor compliance with, any provision of this Agreement shall be deemed an admission by BioForm that any of the Licensed Products are covered by any claim of the Licensed Patents nor shall BioForm be estopped from denying infringement of any of the Licensed Patents as a consequence of its marking of any implant product with the numbers of any of the Licensed Patents.
     19. Indemnification. BioForm shall defend, indemnify and hold harmless Lemperle, Artes, and Artes’ Affiliates, officers, directors, employees, and agents, against all liabilities, demands, expenses, judgments, damages, third party suits, claims, actions or losses arising out of any claim of bodily injury arising from the use, design, manufacture, sale, or other disposition by BioForm or its Affiliates of Licensed Product.
     20. Acknowledgement of Validity. BioForm acknowledges the validity and enforceability of the Licensed Patents except that if BioForm or an Affiliate of BioForm is hereafter sued for infringement of any Licensed Patent then this acknowledgement will be void and inadmissible as if it had never been made.

     21. Mutual Non-Cooperation.
          21.1 BioForm shall not (i) make any claim or allegation that the Licensed Patents are invalid except as required by generally accepted accounting principles, securities or other applicable law or court order; or (ii) cooperate with or support any Third Party in its efforts to contest or oppose the validity or enforceability of any of the Licensed Patents; provided however, this Section shall not apply in the event that BioForm, a successor-in-interest or assignee of BioForm, an Affiliate of any of the foregoing, or a Third Party with whom any of the foregoing has a written contractual relationship (e.g., a supplier, collaborator or customer) is sued, or threatened with suit, for infringement of any Licensed Patent.
          21.2 Artes and Lemperle shall not (i) make any claim or allegation that any patent owned by BioForm is invalid except as required by generally accepted accounting principles, securities or other applicable law or court order; or (ii) cooperate with or support any Third Party in its efforts to contest or oppose the validity or enforceability of any patent owned by BioForm; provided however, this Section shall not apply with respect to any such patent which is asserted or threatened to be asserted for infringement against any of Artes or Lemperle, a successor-in-interest or assignee thereof, or a Third Party with whom any of the foregoing has a written contractual relationship (e.g., a supplier, collaborator or customer).
     22. Mutual Non-Disparagement. The Parties, and each of their officers, directors, employees, and agents (including distributors, scientific advisory board members, independent consultants, and independent contractor sales/marketing/and promotional personnel) shall refrain from making any public statement containing untrue comments, either verbal or in writing, which disparage or misrepresent another Party or its respective products. Nothing herein shall preclude Artes or BioForm from making product comparisons, using comparative advertising, discussing the differences or similarities between their respective products, publishing data in peer-reviewed publications or scientific meetings, or otherwise promoting the sale of their respective products, so long as any such activities do not contain any untrue statements.
     23. Agreed Public Statement; Confidentiality. The Parties shall limit their public statements regarding this settlement to that set forth in Exhibit B hereto. Except as so stated, the Parties agree not to disclose to a Third Party any term of this Agreement, any amount of monies paid or owed under this Agreement, or any amount of Net Sales disclosed pursuant to this Agreement, without the consent of the other Parties; provided however, that disclosure may be made (i) as required by securities or other applicable law or court order, or (ii) as reasonably necessary to actual or prospective business partners, investors or collaborators under similar obligations of non-disclosure, or (iii) to a Party’s accountants, attorneys and other professional advisors under similar obligations of non-disclosure.
     24. Dispute Resolution.
          24.1 Arbitration Procedure.
               24.1.1 In the event of any asserted breach, dispute, or disagreement arising from or relating to this Agreement or relating to the subject matter of this Agreement (a “Dispute”), the Parties shall have a period of ninety (90) calendar days following receipt of notice of the dispute (the “Cure Period”) to cure or resolve the Dispute.
               24.1.2 The Parties shall use their best efforts to settle or otherwise resolve the Dispute within the Cure Period. To that end, the Parties shall consult and negotiate with one another in good faith and attempt to reach a mutually agreeable solution. In the event no cure or resolution of such a Dispute is achieved within the Cure Period, then a Party may seek formal resolution only through binding arbitration to be heard in California and administered by the American Arbitration Association (“AAA”) in accordance with the provisions of its Commercial Arbitration Rules. The jurisdiction of the AAA over all Disputes arising under or relating to this Agreement shall be exclusive.

               24.1.3 With respect to any Dispute regarding a payment or amount of a Royalty, the dispute resolution procedures of this Section 24 must be commenced within two (2) years of the date on which such Royalty was owed or alleged to be owed, or else such Dispute is waived.
          24.2 Arbitration Awards.
               24.2.1 Any arbitration award regarding a Dispute may be enforced in any court of competent jurisdiction; provided however, that so long as both BioForm and Artes each have their headquarters in California, any and all suits to enforce an arbitration award against Artes or BioForm shall be brought in California.
               24.2.2 The Parties agree that an arbitrator shall not have the power to include in any arbitration award the termination, revocation, cancellation, rescission or modification of the License provided to BioForm herein, unless the arbitrator determines that the Royalties were due but not paid and such disputed Royalties remain unpaid for *** calendar days following such arbitral determination.
               24.2.3 The Parties agree that an arbitrator shall have the power to award consistent with the terms of the Agreement specific performance of any provision of the Agreement.
               24.2.4 The arbitrator, or court upon enforcement, shall award to the prevailing party, if any, Costs and Fees. “Costs and Fees” shall mean all reasonable expenses of the arbitration or court proceedings, including, but not limited to, the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, expert witness and consultant fees, and reasonable attorneys’ fees.

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     25. Term and Termination. This Agreement shall continue so long as there is at least one Licensed Patent In Force. Except as provided expressly in this Section 25, neither Artes, Lemperle nor BioForm may terminate any of the provisions of the Agreement.
          25.1 If BioForm fails to pay Artes an arbitral award of a Royalty awarded pursuant to the dispute resolution provisions of Section 24 within *** calendar days of such award, then and only then Artes shall have the right, in its sole discretion, to terminate the License together with the associated Royalty obligations. Except as so provided in Subsections 25.1 and 25.2, the License shall not be terminated, revoked, cancelled or rescinded for any reason whatsoever, including any material breach.
          25.2 In the event that (i) all Licensed Patents which are In Force are In Force by virtue solely of an Extension, and (ii) no such Extension covers a product of BioForm or its Manufacturing Sublicensees, BioForm shall have the right to terminate the Agreement.
          25.3 Notwithstanding the foregoing, the provisions of Sections 14 (including Subsections), 15.1(i), 15.2(i), 16, 17 (including Subsections), and 23 shall survive any termination of this Agreement. Termination of the Agreement or the License shall not relieve BioForm of liability for any Running Royalty with respect to sales occurring prior to such termination.
     26. Additional Damages. In the event of an arbitral determination pursuant to Section 24 of any material breach of the Agreement or any breach of Sections 15, 21, 22, or 23 by any Party, or its respective officers, directors, employees, or agents, the Party found to have breached shall pay to the prevailing Party                 ***                 U.S. dollar ($***) or actual damages according to proof, whichever is greater.

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     27 Reservations of Rights. All rights of Artes, BioForm or Lemperle which are not expressly granted hereunder are reserved by the holder thereof and no additional, implied or other rights or obligations are created hereunder.
     28. Attorneys’ Fees; Court Costs. The Parties agree that each Party shall bear its own attorneys’ fees, costs and related expenses incurred in connection with the Actions and dismissal of the Actions pursuant to this Agreement, including the court costs, if any, of any Action a Party commenced.
     29. Return of Documents. Each Party acknowledges its obligations under the Protective Order entered on September 11, 2003 in BioForm Inc. v. Artes Medical USA, Inc. et al, San Diego Superior Case No. G1C-808958 (the “Protective Order”) to return or confirm the destruction of documents produced in that Action. Each Party shall fulfill its obligations in accordance with the Protective Order within forty-five (45) calendar days of the Effective Date.
     30. General Provisions.
          30.1 Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the Parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.
          30.2 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties hereto with respect to the subject matters set forth herein, and supersedes and replaces any prior agreements and understandings, including the Lemperle License, whether oral or written, between and among the Parties with respect to such matters. This Agreement’s validity and enforceability are not dependent or contingent upon the existence or accuracy of any certifications, representations or warranties not contained in this document.
          30.3 Written Modification Required. This Agreement may not be altered, amended, modified or otherwise changed, except by a writing duly executed by the Parties hereto, or their authorized representatives. Accordingly, each of the Parties acknowledges and agrees that it will not make any claim that this Agreement has been orally altered or modified in any respect whatsoever.
          30.4 Severability. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or application, and to this end the provisions of this Agreement are declared to be severable.
          30.5 Construction of Agreement. Each Party has cooperated in the drafting and preparation of this Agreement. Therefore, the Parties agree that the rule of contra proferentem or interpretation against the Party who caused any uncertainty to exist shall not apply to this Agreement.
          30.6 No Admission of Liability. This Agreement involves the settlement and compromise of disputed claims and does not constitute an admission by a Party of any of the matters alleged by another Party or any violation of any law, regulation, or ordinance (including any United States, German or other international, national, state or territorial law), or of any liability or wrongdoing whatsoever.
          30.7 Relationship of the Parties. In making and performing this Agreement, BioForm, Artes, and Lemperle are acting, and shall be treated as independent contractors and entities to one another, and nothing contained in this Agreement shall be construed or implied to create any agency, partnership, joint venture, or employer and employee relationship between BioForm, Artes, and Lemperle in any respect.
          30.8 Headings. All headings and titles contained in this Agreement are for convenience and ease of reference, and are not to be considered in the construction or interpretation of any provision of this Agreement.

          30.9 Deadlines. If the date by which any action (e.g., a payment) pursuant to this Agreement must occur (a “Deadline”) falls on a Saturday, Sunday or a holiday, then the Deadline shall be extended to the next day that is not a Saturday, Sunday or a holiday.
          30.10 Use of Name. No right, express or implied, is granted to any Party by this Agreement to use in any manner any name, trademark or trade name of other party or its affiliates without the prior written consent of the other Parties.
          30.11 Waiver. The waiver of any breach of any term or provision of this Agreement shall not be construed to constitute, nor shall it constitute, a waiver of any other breach of this Agreement. A waiver of any breach of any term or provision of this Agreement shall not be binding unless in writing and signed by the Party waiving the breach.
          30.12 Notice. All notices under this Agreement must be in writing and in English and shall be effective upon receipt if given by overnight courier or by certified or registered mail addressed to the respective Parties as follows:
     For Artes:
Artes Medical, Inc.
5870 Pacific Center Blvd.
San Diego, CA 92121
Attn: Mr. Stefan Lemperle
     With a copy to:
Kurt M. Kjelland
Heller Ehrman LLP
4350 La Jolla Village Drive
San Diego, CA 92122
     For BioForm:
BioForm Medical, Inc.
1875 S. Grant Street, Suite 110
San Mateo, CA 94402
Attn: Mr. Steven L. Basta

     With a copy to:
Kirke M. Hasson
Pillsbury Winthrop Shaw Pittman LLP
50 Fremont Street
San Francisco, CA 94105
     For Lemperle:
Martin Lemperle
***
60323 Frankfurt am Main
Federal Republic of Germany
     With a copy to:
Dr. Thomas Drosdeck
Beiten Burkhardt
Rechtsanwaltsgesellschaft mbH
Bockenheirner Anlage 15
Mozartplatz
60322 Frankfurt am Main
Germany
          30.13 Execution by Counterpart. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies or facsimiles of such signed counterparts may be used in lieu of the originals for any purpose.

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     Each of the undersigned declares under penalty of perjury that each has read the foregoing Agreement, and accepts and agrees to be bound by the provisions it contains and hereby executes it voluntarily with full understanding of its consequences.

ARTES MEDICAL USA, INC.		BIOFORM MEDICAL, INC.

By:	/s/ Stephan Lemperle, M.D.	By:	/s/ Steven Basta
Name: Stephan Lemperle, M.D.		Name: Steven Basta
Title: President & CEO		Title: President and CEO
Date: October 31, 2005		Date: 10/26/05

/s/ Martin Lemperle

Dr. Martin Lemperle

Date: October 27, 2005

EXHIBIT A
ACTIONS
     • BioForm Inc. v. Artes Medical USA, Inc. et al, San Diego Superior Case No. GIC-808958;
     • BioForm Inc. v. Martin Lemperle et al, San Diego Superior Case No. GIC-812596, consolidated with San Diego Superior Court Case No. GIC-808958 for all purposes;
     • Artes Medical USA, Inc. v. BioForm Medical, Inc., S.D. Cal. Case No. 04-CV-1563 B (JFS);
     • Dr. Martin Lemperle v. BioForm Medical, Inc., Regional Court (Landgericht) D-60256 Frankfurt Am Main, Case No. 2-06 O 505/04;
     • Dr. Martin Lemperle and Artes Medical USA, Inc. v. BioForm Medical Europe B.V. and BioForm Medical, Inc., Regional Court (Landgericht) D-60256 Frankfurt Am Main Case No. 2-06 O 515/04;
     • BioForm Medical, Inc. v. Dr. Martin Lemperle and Artes Medical USA, Inc., Regional Court (Landgericht) D-60256 Frankfurt Am Main Case No. 2-06 O 549/04; and,
     • BioForm Medical, Inc. v. Artes Medical USA, Inc., Federal Patent Court, Munich, Case No. 4 Ni 31/05 (EU).

EXHIBIT B
     BioForm Medical, Inc., Artes Medical USA, Inc. and Dr. Martin Lemperle, one of Artes’ founders, have resolved all of their outstanding disputes and litigation matters. According to the terms of the settlement, Artes has granted to BioForm an exclusive license under certain Artes patents to make and sell implant products containing Calcium Hydroxylapatite particles, including BioForm’s Coaptite® and Radiesse™ products and a non-exclusive license under the same patents to make and sell certain other non-polymeric implant products. BioForm has agreed to pay Artes a settlement amount plus past and future royalties.

EXHIBIT C
ARTES MEDICAL, INC.
SILICON VALLEY BANK
WIRE TRANSFER INSTRUCTIONS
DOMESTIC WIRE TRANSFER:
Instruct the paying financial institution or the payor to route all domestic wire transfers via FEDWIRE to the following ABA number:

TO:	***
ROUTING & TRANSIT #:	***
FOR CREDIT OF:	***
CREDIT ACCOUNT #:	***
BY ORDER OF:	[NAME OF SENDER]
INTERNATIONAL WIRE TRANSFER:
Instruct the paying financial institution to advise their U.S. correspondent to pay as follows:

PAY TO:	***
***
***
ROUTING & TRANSIT #:	***
SWIFT CODE:	***
FOR CREDIT OF:	***
FINAL CREDIT ACCOUNT #:	***
BY ORDER OF:	[NAME OF SENDER]
For all incoming foreign currency wires, contact the International Department at (408)654-7774 for settlement instructions.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

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